Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-151054) of Gateway Energy Corporation (the “Company”) of our report dated March 30, 2012 to the Board of Directors of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2011, relating to the audit of the consolidated financial statements.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas

March 30, 2012